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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-141227, Form S-3 No. 333-153282, and Form S-3ASR No. 333-161966) of Allegiant Travel Company and subsidiaries and in the related Prospectus of our reports dated March 8, 2010, with respect to the consolidated financial statements of Allegiant Travel Company and subsidiaries, and the effectiveness of internal control over financial reporting of Allegiant Travel Company and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Las Vegas, Nevada
March 8, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm